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                STRATEGIC ALLIANCE AND PROJECT VENTURE AGREEMENT

This STRATEGIC ALLIANCE AND PROJECT VENTURE AGREEMENT (the "Agreement") is effective as of August 23, 2004 (the "Effective Date"), by and between MR3 SYSTEMS, INC., a Delaware corporation with its corporate address at 435 Brannan Street, Suite 200, San Francisco, California, 94107-1780, (hereinafter referred to as "MR3"), and CADDELL & ASSOCIATES, LLC, a Wyoming corporation with a corporate address at 3042 South Macon Circle, Aurora, CO 80014-3054 (hereinafter referred to as "CDL").

WHEREAS, MR3, a publicly traded company, whose proprietary technologies and intellectual property associated with the extraction, separation, recovery, and purification of precious and base metals are applied in commercial operations in vertical Markets involving, but not limited to, ore deposits, ore tailings, hazardous waste, oil and geothermal fluids, groundwater and soil contaminated with metals, desires to form a strategic alliance for project ventures with CDL to jointly promote the application of unique metals recovery technologies in the vertical Markets already established by MR3 described on the attached EXHIBIT A, which is made a part hereof by this reference (the "Markets"), as well as new markets; and

WHEREAS, CDL, the owner and developer of the Caddell Reactor using a technology involving a metals recovery process that has become known as "The Caddell Process" (all as described in the attached EXHIBIT B), which has passed the scrutiny of several scientists/experts in this field, and the Process has been proven to work through the operation of three prototype systems in Nevada, desires to form a strategic alliance and project venture with MR3. MR3 is the owner and developer of proven selective metals recovery systems to strip solutions of precious metals and other metals from solutions to produce reasonably pure metals, which are known as the MR3 Systems. The solutions produced by the Caddell Reactor are amenable to processing through "The MR3 System", and the parties further desire to jointly promote the application of the unique metals recovery technologies, subject to the terms and conditions hereof; and

WHEREAS, MR3 and CDL, (collectively the "Parties") herein desire to set forth in writing the terms and conditions of their understandings and agreements.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    DEFINITIONS.

Capitalized terms used in this Agreement are defined throughout the Agreement. Terms not defined therein shall be given their plain English meaning; provided, however, that those terms, acronyms and phrases known in the international trade and business development industry, which are not defined, shall be interpreted in accordance with their generally accepted industry meaning.


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2.    INTENT AND PURPOSE OF STRATEGIC ALLIANCE AND PROJECT VENTURE.

      2.1. INTENT AND PURPOSE. This Agreement contemplates the grant of exclusive rights from CDL to MR3 for all projects involving (a) the evaluation and commercialization by MR3 of the Caddell Process and the Caddell Reactor as described in the attached EXHIBIT B (hereinafter collectively referred to as the "CDL Technology") and
            (b) the alliance between CDL and MR3 for projects involving the marketing of a consolidated technology package combining both the CDL Technology and the MR3 metals separation and refining technology (hereinafter referred to as the "MR3 Technology"). Pursuant to the foregoing, it is the current intent of the Parties to undertake the development and integration of the aforesaid projects as specified in Section 4 below (the "Projects").

      2.2. PROJECT PLANS. Notwithstanding the provisions of Section 2.1 above, the Parties understand that the commercial feasibility of the Projects has not been established. It is further understood and agreed that each Project undertaken pursuant to this Agreement will be subject to the execution and delivery by the Parties of a separate project plan for each Project undertaken (each, a "Project Plan"). When executed, each Project Plan will be attached to and incorporated by reference into this Agreement, and the terms and conditions of the Project Plan shall control to the extent consistent with the terms contained herein. The Parties agree that each Project Plan will set forth, among other things as the Parties shall deem appropriate, the following:

            2.2.1. A detailed description of the project including the participants in the projects and a description of the working interests of Parties herein and other interest holders;

            2.2.2. A budget for the project together with a plan for disbursements of expenses, pre-profit cash flows and the management for cash calls due to possible cash overruns;

            2.2.3. Any design documents or specifications (unless the project contemplates creation or development of the same);

            2.2.4. Project deliverables, if any, that either or both Parties will be responsible for creating and developing;

            2.2.5. Tasks, responsibilities, covenants and agreements of each Party relating to the project;

            2.2.6. Deadlines, interim milestones, and other matters relating to timing and delivery or performance under the project;

            2.2.7. Decision periods for ongoing business plan modifications due to contingencies for unexpected demands of the Parties;

            2.2.8. Intellectual property rights or licenses to the extent different from the terms of this Agreement;

            2.2.9.  Termination rights of the Parties relating to the project;

            2.2.10. Obligations of the Parties to market and implement the project; and

            2.2.11. Any other terms or conditions that vary from the terms and conditions set forth in this Agreement.


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3.    GRANT OF EXCLUSIVE RIGHTS.

CDL hereby grants to MR3 exclusive, worldwide rights to fund, market, operate, license and commercialize the CDL Technology, on a right of first refusal basis as described in Section 4.4 below.

4.    AGREEMENTS AND DUTIES OF THE PARTIES.

      4.1.  CDL AGREES TO:

            4.1.1. refer all inquiries, negotiations and agreements regarding the CDL Technology to MR3; and

            4.1.2. test any ore volumes that can be processed within the ability of its laboratory, or future commercial sites, at a mutually agreed upon toll basis paid for in advance by MR3; and

            4.1.3. submit to MR3 any and all project proposals for development, which are being negotiated at this time or in the future, on an individual project-by-project basis for MR3 to join into the negotiations, or for MR3 to decline pursuant to Section
                    4.4 below; and

            4.1.4. provide MR3 with all the support, documentation and information necessary for MR3 to perform under this Agreement.

      4.2.  MR3 AGREES TO:

            4.2.1. use its best efforts to fund, market, operate, license and commercialize all Projects utilizing the CDL Technology on a worldwide basis; and

            4.2.2. CDL having the exclusive rights to fund and operate a single Caddell Reactor operation for its own account to process its own ores, customers ores and concentrates on a toll basis for third parties as an assay pilot plant facility with a capacity not to exceed 21 tons per day in conjunction with the MR3 Technology, and to share profits with MR3 on the basis of 85% to CDL and 15 % to MR3; and

            4.2.3. MR3 will process in a timely manner volumes of metal pregnant liquor, charging processing cost plus 10% (net 30 days), and

            4.2.4. If MR3 wishes, CDL will process up to 21 tons per day of MR3's "special project" ores in CDL's assay pilot plant facility referenced in Section 4.2.2, charging processing cost plus 10% (net 30 days). MR3 agrees to give 15% of its profits to CDL on all ores so processed; and

            4.2.5. under Section 4.2.2 and Section 4.2.4 to allow CDL to take its profit share as reasonably refined metals in kind; and

            4.2.6. allow an authorized CDL representative to be present to observe the stripping and reduction to metal for it's account.

      4.3.  CDL AND MR3 JOINTLY AGREE TO:

            4.3.1. determine the budgets, baseline economics and value proposition for each Project; and

            4.3.2.  write proposals and cost analyses for all Projects.


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      4.4.  MR3 RIGHT OF FIRST REFUSAL AND VETO RIGHTS OF THE PARTIES.

            4.4.1. CDL shall present to MR3 all potential projects for the CDL Technology, together with all pertinent information and documentation necessary for MR3 to evaluate the commercialization potential of each such project.

            4.4.2. MR3 shall present to CDL all potential projects for the MR3 Technology, together with all pertinent information and documentation necessary for CDL to evaluate the commercialization potential of each such project.

            4.4.3.  MR3 shall have 14 days from receipt of all such Section
                    4.4.1 information and documentation to complete its evaluation and determine whether or not it wishes to accept the project and shall immediately notify CDL, in writing, of its decision to accept or decline.

            4.4.4. Should MR3 decline to accept any such project under Section 4.4.1, CDL shall have the right to pursue the project on its own utilizing the MR3 Technology on a licensed basis pursuant to licensing terms mutually agreed upon by the Parties.

            4.4.5.  CDL shall have 14 days from receipt of all such Section
                    4.4.2 information and documentation to complete its evaluation and determine whether or not it wishes to accept the project and shall immediately notify MR3, in writing, of its decision to accept or decline.

      4.5.  PROFIT SHARING SHALL BE AS FOLLOWS.

            4.5.1. if MR3 introduces the project into the venture utilizing both CDL and MR3 technologies, MR3 will receive 60% and CDL will receive 40%, after operating costs; and

            4.5.2. if CDL introduces the project to such venture, CDL will receive 60% and MR3 will receive 40%, all after operating costs; and

            4.5.3.  otherwise it is 50/50 sharing, all after operating costs;
                    and

            4.5.4. project development costs are paid through project financing after the parties submit and agree on a budget for each project.

      4.6. PATENTING TECHNOLOGY. CDL has had no intentions of patenting its reactor technologies; however, there may be a benefit to these technologies being patented for the purposes of this Agreement to enhance the rights for MR3 herein. MR3, at its own expense, may elect to patent several CDL reactor technologies as well as modifications to those technologies and MR3 may patent technologies related to MR3 Technology. The rights to those technologies when patented or discovered, prior to submission to patent and during the period of patent examination, and when patented, shall remain covered by this Agreement unless otherwise agreed to by both Parties.

      4.7. PRIVATE LABELING AND BRANDING OF PRODUCTS. CDL grants MR3 the right to select and apply private labeling and trademarks on all CDL Technology commercialized under this Agreement.


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      4.8.  ACCOUNTABILITY AND PROJECT MANAGEMENT. Each of the Parties agrees to appoint and keep in place during the term of this Agreement one or more project managers (individually, a "Project Manager") who will allocate such portion of his or her working time as may be reasonably necessary to facilitate the performance, on a timely basis and in accordance with any particular Project Plan, of such Party's obligations under this Agreement or any particular Project Plan, design or development specification or other document contemplated hereby. The Project Manager will: (i) be the central point of contact for all matters arising under this Agreement; (ii) oversee Project Management and the resource allocations hereunder; and (iii) have overall responsibility for the facilitation of the performance of the obligations of the parties contemplated hereby.

            Upon the signing and execution of this Agreement, CDL shall designate Robert Caddell as its Project Manager with Mike Wendell as the alternate Project Manager; MR3 shall designate Peter Odintsov as its Project Manager with Jody Sitkoski as the alternate Project Manager. Either Party may change its Project Manager and appoint a substitute Project Manager for project.

5.    ADDITIONAL AGREEMENTS OF THE PARTIES

      5.1. TRADEMARK AND LOGO USAGE. CDL hereby grants to MR3 the right to use CDL's logo and trademarks, subject to logo and trademarks usage guidelines to be provided by CDL to MR3. During the term of this Agreement, MR3 further agrees that it shall not misuse CDL's logo and trademarks for any purpose not authorized by CDL.

      5.2. PUBLICITY; PRESS RELEASES. The Parties may by mutual consent agree to issue a joint press release describing the collaboration of the Parties. In addition, each of CDL and MR3 may, at such Party's discretion: (a) identify the other as a strategic partner; (b) hyperlink from an appropriate area within its website to the other's home page; and (c) display the other Party's logo on the its web site (in accordance with such Party's guidelines for the use of such mark). The Parties shall also consult regularly during the term of the Agreement and issue, as and when appropriate, such further press releases and/or other publicity materials as may be appropriate. The contents of the any press releases issued by the parties shall be subject to the approval of each Party, which approval shall not be unreasonably withheld or delayed.

      5.3. USE OF NAME IN PROMOTIONAL MATERIALS. Each Party shall, with prior approval of the other Party (which will not be unreasonably withheld or delayed), be permitted to identify the other Party as a strategic partner, to use the other Party's name in connection with proposals to prospective customers, and to refer to the other Party in print or electronic form for marketing or reference purposes, provided however that such proposals and marketing and reference materials are for projects that both Parties have agreed to pursue.


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      5.4.  MARKETING, DISTRIBUTION AND SUPPORT EFFORTS; PROMOTIONAL ACTIVITIES.
            To the extent agreed upon by the Parties pursuant to the applicable Project Plan or otherwise, CDL agrees to participate with and support MR3 an active marketing and promotion effort for each of the projects pursuant to this Agreement. Each Party agrees to serve as a reference in the other Party's proposals for a reasonable number of contacts by prospective customers of the other Party. Under the direction of the Project Managers, the Parties may by mutual agreement or plan undertake joint-marketing or co-marketing programs or activities as appropriate to further the intent of this Agreement and the alliance created hereby.

      5.5. INDEPENDENT AGENTS. Either Party shall have the option to utilize Agents in order to satisfy its obligation to supply personnel resources to the projects contemplated hereunder, but only to the extent and insofar as reasonably required in connection with the performance of the obligations of the Party retaining the Agents under this Agreement, and subject to the further requirements and limitations set forth herein.

6.    TERM OF AGREEMENT.

This Agreement shall be for a ten (10) year term commencing on August 23, 2004 ("Initial Term"), and continuing thereafter on a year-to-year basis ("Extended Term"), unless terminated earlier as provided in Section 8. This Agreement will continue to remain in full force and effect during the Extended Term as long as revenues are being produced by both Parties from business operations developed under this Agreement.

7.    RELATIONSHIP BETWEEN PARTIES.

Each Party's relationship with the other Party is strictly that of an independent business corporations participating in a strategic alliance and project venture under this Agreement. It is explicitly understood and agreed that no other relationship is intended, including partnership, franchise, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither Party shall act in a manner that expresses or implies a relationship other than that stated in Section 7 herein.

8.    TERMINATION.

This Agreement may be terminated by any one of the following:

      8.1.  The end of Term of this Agreement as specified in Section 6.

      8.2.  A written termination signed by both MR3 and CDL.

      8.3. The failure of the Parties to execute successfully and profitably the projects outlined in Section 2.


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      8.4.  The financial insolvency, liquidation, or dissolution of one of the
            Parties.

      8.5. The failure of either the CDL Technology or the MR3 Technology to operate in either an economically profitable or technically feasible manner. Should either party claim such a failure by the other party, the claimant shall so notify the other party, in writing, of the reasons for and details of the claimed failure. The other party shall have ninety (90) days to refute or cure such a claimed failure prior to any termination under this Section 8.5.

9.    CONSEQUENCES OF TERMINATION.

Upon termination of this Agreement by CDL under either Section 8.1 or 8.4 above, CDL hereby grants to MR3, as of the date of such termination, a perpetual, royalty-free license to use and commercialize the CDL Technology. Upon termination of this Agreement by MR3 under either Section 8.1 or 8.4 above, MR3 hereby grants to CDL, as of the date of such termination, a perpetual, royalty-free license to commercialize the MR3 Technology.

10.   NO ASSIGNMENTS.

Neither Party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other Party. Any attempted assignment or delegation without consent will be void. The rights and liabilities of the Parties under this Agreement will bind and inure to the benefit of the Parties' respective successors and permitted assigns; such as personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assignees of the Parties hereto.

11.   NOTICE.

For the purpose of this Agreement, any notice required or permitted to be given by either Party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile or email confirmed by first class mail (registered or certified), to the Project Manager of other Party. Notices will be deemed effective (I) three (3) working days after deposit, postage prepaid, if mailed, (II) the next day if sent by overnight mail, or (III) the same day if sent by facsimile or email and confirmed as set forth above. A copy of any notice shall be sent to the following:

      11.1. MR3 Systems, Inc., 435 Brannan Street, Suite 200, San Francisco, CA 94107-1780; Attn: William C. Tao, Ph.D., CEO; Fax: (415) 947-1095.

      11.2. Caddell & Associates, LLC, 3042 South Macon Circle, Aurora, CO 80014-3054, Attn: Robert I. Caddell, Fax: (303) 750-8463.


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      11.3. Michael Wendell, 6631 South Abilene Way, Centennial, CO 80111-6601,
            Fax: (303) 693-1164.

12.   RESTRICTIVE COVENANTS.

      12.1. CONFIDENTIALITY. Each Party acknowledges that in forming this strategic alliance and venture hereunder, each Party will occupy a position of extreme trust and confidence with respect to the other Party's business information, organizational goals, and corporate strategy. The Parties have entered into a separate Confidentiality Agreement that sets forth the obligations and rights of the Parties concerning confidentiality. A copy of the Confidentiality Agreement is attached hereto as EXHIBIT C and is hereby incorporated by this reference.

      12.2. NON-SOLICITATION OF CUSTOMERS AND CONTRACTORS. During the term of this Agreement and for a period of two (2) years after termination, each Party shall not, directly or indirectly, influence or attempt to influence customers or contractors of the other Party or any of its subsidiaries or affiliates.

      12.3. NON-SOLICITATION OF EMPLOYEES. Each Party recognizes that it may obtain confidential information about the other Party's consultants and employees. Each Party recognizes that this information is not generally known, and is of substantial value in developing and maintaining the other Party's business. Each Party agrees that during the term of this Agreement and for a period of two (2) years after termination, each Party will not, directly or indirectly, solicit or recruit any consultant or employee of the other Party for any other employment or consultancy.

      12.4. NON-COMPETITION OF BUSINESS AND PROJECTS. During the term of this Agreement and for a period of two (2) years after termination, each Party shall not, directly or indirectly, pursue the projects initiated and implemented under this Agreement with a third Party without the written consent of CDL and MR3. Each Party agrees that it will not reverse engineer the concepts, strategies, implementation plans of the projects outlined in Section 2 so as to reproduce the projects under a different name or venue for the purpose of independent operation or venture with a third Party outside of this Agreement.

      12.5. SURVIVAL OF PROVISIONS. The obligations contained in this Section 12 shall survive the termination or expiration of this Agreement and shall be fully enforceable thereafter in accordance with the terms contained in Section 12. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 12 is excessive in duration or scope or extends for too long a period of time or over too great a range of activities or in too broad a geographic area or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.


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13.   SEVERABILITY.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to affect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

14.   COUNTERPARTS.

This Agreement may be executed in several counterparts and transmitted via facsimile, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments.

15.   WAIVER.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Project Managers of both Parties. No waiver by either Party hereto at any time of any breach by the other Party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

16.   GOVERNING LAW AND DISPUTE RESOLUTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. This Agreement shall not be construed against one Party or the other as the drafter. Any disputes arising under or to interpret the terms of this Agreement shall be resolved in the following manner:

      16.1. INITIAL CONSULTATION AND NEGOTIATION. In the event a dispute between the Parties arises under the Agreement or a Party's performance thereunder, the matter shall first be escalated to CDL's Project Manager and MR3's Project Manager in an attempt to settle such dispute through consultation and negotiation in good faith and a spirit of mutual cooperation.

      16.2. ESCALATION. If the Project Managers are unable to resolve the dispute, the Parties shall submit the dispute for binding arbitration before the American Arbitration Association in Denver, CO. If any arbitration or any action at law or in equity is begun to enforce or interpret the rights arising out of or relating to this Agreement, the prevailing Party shall recover from the other Party its reasonable attorney's fees incurred and costs (including arbitrator fees) in addition to any other relief to which the Party may be entitled.


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      16.3. CONTINUED PERFORMANCE. Except where prevented from doing so by the matter in dispute, the Parties agree to continue performing their obligations under this Agreement while any good faith dispute is being resolved unless and until such obligations are terminated by the termination or expiration of any project or this Agreement.

17.   FINAL AGREEMENT.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof excluding specifically the Confidentiality Agreement attached as Exhibit "C". Only a writing that is duly executed by both the Parties may modify this Agreement. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof. Each person who signs this Agreement represents and warrants that he or she does so after full opportunity to consult with counsel and with the full and legal authority to execute this Agreement on behalf of the respective Parties to this Agreement.

18.   INSURANCE.

Each Party shall maintain liability and other insurance typical of the industry for this type of Agreement for their respective employees, consultants, and contractors.

19.   INDEMNIFICATION.

To the fullest extent allowed by law, each Party shall indemnify and hold the other Party's officers, directors, employees, shareholders, agents, and his heirs, personal representatives, successors and assigns harmless against any loss, expense, damage, claim, or injury suffered or sustained by either Party by reason of any acts, errors, omissions, or alleged acts or omissions related to this Agreement. Each Party's duty to indemnify will include any judgment, award, settlement, reasonable legal fees, and other costs and expenses related to the defense of any actual or threatened action, proceeding, or claim. The indemnification herein provided shall apply also in respect of any amount paid in compromise of any such action, suit, proceeding or claim asserted (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided each Party shall have first approved such proposed compromise settlement, which approval shall not be unreasonably withheld.

 THIS AGREEMENT MUST BE EXECUTED WITH THE ATTACHMENT OF ALL THE SIGNATORY PAGES.


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      IN WITNESS WHEREOF, the Parties consisting of CDL and MR3, by and through its duly authorized officer, have executed this Agreement as of the date first written above.


CADDELL & ASSOCIATES, LLC


By: /S/ ROBERT I. CADDELL                    Date: August 23, 2004
    ---------------------------------              -----------------------------
    Robert I. Caddell


MR3 SYSTEMS, INC.


By: /S/ WILLIAM C. TAO, PH.D.                Date: August 23, 2004
    ---------------------------------              -----------------------------
    William C. Tao, Ph.D.
    Chief Executive Officer


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                                    EXHIBIT A

                                   The Markets

            Addressable Commercial Markets identified by MR3 and CDL

Extraction of metals contamination of surface and groundwater in municipal, state, and federal sites currently under the Federal Superfund Program, EPA oversight, Department of Justice Record of Decision for remediation, and owned and operated by Federal agencies such as Department of Energy, Department of Defense, Environmental Protection Agency, Bureau of Land Management, Department of Interior, and Department of State.

Extraction of base and precious metals from conventional mines, rock ores, tailings, tailing ponds, intermediate processed fluids and solids, and from any appropriate points in the process flow sheet from direct mining to sale to refinery.

Extraction of base and precious metals from unconventional mines, black sands, clay deposit ores, tailings, tailing ponds, intermediate processed fluids and solids, and from any appropriate points in the process flow sheet from direct surface mining to sale to refinery.

Extraction of hazardous metals and contaminated metals from uranium and radioactive nuclide mining from recovered fluids, processed fluids, spent fluids, and to be disposed of tailings and solutions. The metals involve arsenic, selenium, radium, uranium, lead, cobalt, and rare earth elements.

Extraction of base, precious, and rare earth metals from all fluids emanating from oil, gas, and geothermal wells.

Extraction of metals from contaminated soil, unprocessed waste, processed waste, sludge, and other mixtures of materials emanating from municipalities in the form of developed real estate, undeveloped real estate, municipal waste processing facilities, recycled waste processing facilities.

Extraction of mercury from coal flue gas.


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